UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2016

VITALITY BIOPHARMA, INC.

(formerly Stevia First Corp.)

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Avenue of the Stars, 2nd Floor Los Angeles, , California		90067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2016, Vitality Biopharma, Inc. (the “Company”) and the holders of the warrants to purchase 7,950,000 shares of the Company’s common stock, which were originally issued on May 4, 2016 (the “Warrants”), agreed to amend the terms of the Warrants by changing the expiration date of the Warrants from November 4, 2016 to February 4, 2017.

The foregoing is only a brief description of the Warrants, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Warrant. The form of the Warrant is filed as Exhibit 4.1 to the Company’s Current Report on From 8-K filed with the Securities and Exchange Commission on May 9, 2016 and the form of the Amended Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K, and each is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

The information contained in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
4.1	Form of Common Stock Purchase Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVIA FIRST CORP.

Dated: August 18, 2016	By:	/s/ Robert Brooke
Name: Robert Brooke
Title: Chief Executive Officer